As filed with the Securities and Exchange Commission on

Registration No. ______________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

A LA CARTE CHARTS, INC.

(Exact name of registrant as specified in its charter)

RUBY ISLAND ACQUISITION CORPORATION

(Former name of registrant)

Delaware	6282	81-2355861
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

42211 N. 41st Drive, A105

Phoenix, AZ, 85086

+1 425-949-9196

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Inc. Plan

Trolley Square, Suite 20 C

Wilmington, Delaware 19806

+800 462-4633

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

With copy to

Cassidy & Associates

215 Apolena Avenue

Newport Beach, California 92662

949-673-4510 949-673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462© under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filed ☐
Non-accelerated filed ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock	2,780,000	$2.50	$6,950,000	$805.51

(1)	There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)	Paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein cover the registration of 2,000,000 shares offered by the Company and 780,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ________

A La Carte Charts, Inc.

2,000,000 shares of Common Stock offered by the Company at $2.50 per share

780,000 shares of Common Stock offered by selling shareholders at $2.50 per share

This prospectus relates to the offer and sale of 2,780,000 shares of common stock (the “Shares”) of A La Carte Charts, Inc. (“ALCC” or the “Company”), $0.0001 par value per share, offered as follows: (a) 2,000,000 Shares offered by the Company and (b) 780,000 Shares offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters.

The Company and the selling shareholders will offer their shares, respectively, at a price of $2.50 per share.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the Company is (in aggregate) 2,780,000. Funds received by the Company will be immediately available to the Company for use by the Company. Any and all funds received by the Company for sales of Shares by the Company at any time in the offering will be immediately available to the Company. There is no fixed amount or number of Shares that must be reached or sold before any closing or use of any funds can occur.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 780,000 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 4.

A La Carte Charts, Inc.

42211 N. 41st Drive, A105

Phoenix, AZ 85086

Prospectus dated __________________, 2017

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

A La Carte Charts, Inc. (the “Company” or “ALCC”), is a United States-based startup web and mobile application company designed to deliver informative products to the common investor in today’s global markets. The Company intends to offer investors and traders a sophisticated, trustworthy, and individualized way to get actionable daily information for the burgeoning self-directed market. Over the past few years, David Meyers, the Company’s founder and CEO, has developed a unique collection of daily information sources that provide systematic and common sense insights for making trades on virtually any market. Mr. Meyers has become renowned as a go-to investment expert, having appeared on CNBC and TheStreet.com, offering investment guidance to the public. The Company intends to apply its founder’s acumen and insight and offer the same to the public through development of a mobile application and web service, (the “Common Man Investor Platform”), which the Company intends to launch upon completion of development. Following development of the software and completion of web build, the Company shall offer a series of digital products for the everyday, “Common Man” investor.

The Company was incorporated in the State of Delaware in April 2016, and was formerly known as Ruby Island Acquisition Corporation. In May 2016, Ruby Island Acquisition Corporation filed a registration statement with the Securities and Exchange Commission on Form 10 by which it became a public reporting company.

In December 2016, the Company implemented a change of control by redeeming shares of existing shareholders, issuing shares to new shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Ruby Island Acquisition Corporation to A La Carte Charts, Inc.

Business

The main product of the Company will be its daily “charts,” delivered via web and mobile applications (the A La Carte “Apps”), to be compatible with Android, iPhone and other smart devices on the market. The Company’s Apps will each revolve around a specific trading strategy or market trend, such as the Head and Shoulders App, Bullish Wedge App, Commodities in Contango App, and Ascending Triangles App, among others. Through nuts-and-bolts data on market trends and sound real-world advice, the Company intends to enable its subscribers to find practical information they can use in their trading and investing.

To date, the Company, through its founder and its affiliated entity, A La Carte Charts, LLC, an Arizona Limited Liability Company (“La Carte LLC”) of which the Company’s founder, David Meyers, is sole member and 100% owner, has invested $74,000 (Seventy-four Thousand Dollars) in development of its proprietary software and mobile Apps.

In January 2017, pursuant to a development proposal (the “Software Contract”) that has been attached as an Exhibit to this Registration Statement, La Carte LLC has contracted Vuria LLC (“Vuria”), an eSolutions provider, to provide state of the art mobile application development and functionality (the “Apps Development”). The Apps Development includes integrated solutions for iPhone and Android mobile device platforms, including optimal graphic design, user-friendly digital architecture and programming. The Apps Development is near completion and the Company anticipates launch of beta testing of the product no later than by May 2017.

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Pursuant to the Software Contract, La Carte LLC shall invest an additional $80,000 in May 2017 for further upgrades to optimize and enhance functionality and design of the Apps. The Company anticipates completion of the upgrades, pursuant to the Software Contract, in July 2017.

Upon completion of the Apps Development, the Company intends to secure assignment from La Carte LLC to all rights, including intellectual property and otherwise, of and relating to the Apps Development.

In addition, as of the date of this Prospectus, the Company’s founder has personally invested $20,000 (twenty thousand dollars) to obtain optimal servers, data and 2100 square feet of office space. Amazon Web Services provides server utilities to be utilized by the Apps Development. On these servers, data is collected from Barcharts, LLC, which provides the requisite market data necessary for functionality of the Apps.

Statistics from the Boston Consulting Group demonstrate $34 trillion in assets under management in North America alone. The active (retail) segment of the market in the U.S. is approximately $2.8 trillion annually, including $1.8 trillion from non-professional retail traders. Many investors, especially the under-50 group, are continually choosing non-traditional and technologically advanced investing methods as alternative to the traditional advisor/broker route. A La Carte Charts, with its new Apps, will help to bridge the gap between savvy affluent investor and the everyday investor who is seeking to improve his or her knowledge base and build long-term strategies to increase dividends.

The goal of A La Carte Charts is to help millions of investors find success, while growing into a well-known investment-data platform and fund portfolio. To fully launch operations, the Company is seeking an investment of $5,000,000, which shall be utilized for further modifications and enhancement of the Apps Development, for marketing and advertising expenses, for ongoing costs to maintain server, data and office lease, and for executive salaries and compensation and to hire staff, as needed. In the alternative, if the Company is unable to achieve its investment goals, the Company will launch its product as-is and the Company’s Founder and CEO David Meyers will make ongoing, no-interest loans to the Company to sustain operations until profitability or subsequent investment.

The Company aims to be a one-stop shop for all active investors seeking optimum investment information and insights. For example, the Company’s mobile app. already provides full analytical charts of the most popular charts in the investment market, including inverse head and shoulders, head and shoulders, double bottom, cup and handle, bear flags, etc. In addition, the Company shall track and link to the most pertinent fundamental articles from the web and provide easy, relevant access for investors. The Company also intends to offer informative pages that educate investors as to dividend dates and rates of all major stocks, the contango/roll yield of all major ETF’s and ETN’s, and app participants will have the opportunity to rate each stock chart that we provide. The ratings of the charts by users will then rank the stock from strongest chart to weakest for investors to use and help them gather information.

Risks and Uncertainties facing the Company

As a development stage company, the Company has no operating history and has continuously experienced losses since its inception. The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern. That is, the Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans. As a development stage company, management of the Company has no prior experience in building and selling projects similar to that planned by the Company and in marketing and distributing such projects on a broad scale.

One of the biggest challenges facing the Company is the ability to raise adequate capital to generate sufficient cash flows from operations to meet its obligations, which it had not been able to accomplish to the date of the report, and /or obtain additional financing from its stockholders and/or other third parties.

Due to financial constraints, the Company has to date conducted limited operations. If the Company were unable to develop strong and reliable sources of funding for staffing and leasing, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s efforts are met with customer satisfaction in the marketplace and exhibit steady adoption of its solutions amongst the potential base of customers, neither of which are currently known or guaranteed.

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Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 2,780,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier terminated by the Company.

This prospectus relates to the offer and sale of 2,780,000 shares (“Shares”) of common stock of the Company, as follows: (a) 2,000,000 Shares offered by the Company and (b) 780,000 Shares offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters.

The Company and the selling shareholders will offer their shares, respectively, at a price of $2.50 per share.

Common stock outstanding before the offering	6,799,600	(1)

Common stock for sale by the Company	2,000,000

Common stock for sale by selling shareholders	780,000

Common stock outstanding after the offering	8,799,600	(2)

Offering Price	$2.50 per share

Proceeds to the Company	$5,000,000	(3)

(1) Based on number of shares outstanding as of the date of this prospectus.

(2) Assumes the sale of the maximum number of Shares.

(3) Assumes the sale of the maximum number of Shares at the Offering Price listed above. The Company will offer the Shares directly without payment to any officer or director of any commission or compensation for sale of the Shares. The Company will also attempt to locate broker-dealers or selling agents to participate in the sale of the Shares. In such cases, the Company will pay customary selling commissions and expenses of such sales which would reduce the proceeds to the Company.

Any and all funds received by the Company for sales of Shares by the Company at any time in the offering will become immediately available to the Company. There is no fixed amount or number of Shares that must be reached or sold before any closing or use of any funds can occur.

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RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in the registration statement of which this prospectus is a part, before the purchase of any Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer, the market price of the common stock would likely decline, and investors could lose all or a portion of their investment. The Company has listed the following risk factors which it believes to be that material to an investment decision in this offering.

The Company has no independent operating history and as such an investor cannot assess its profitability or performance but must rely on the experience of its president and other officers.

The Company is a development stage company and has no operating history and it is therefore not possible for an investor to assess prior performance or determine whether it will likely meet its projected business plan. Such lack of experience may result in the Company experiencing difficulty in adequately designing or building any project, thereby causing the project to function improperly or provide inadequate utility for which it is intended. If the Company’s projects cannot be completed or consistently function improperly or perform below expectations, the Company will likely be unable to market and sell many of its projects or products. An investor will be required to make an investment decision based solely on the management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the building and managing of ecological theme parks and producing organically grown food.

The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern.

The report of the Company’s independent auditors contained in the Company’s financial statements for the year ended December 31, 2016 includes a paragraph that explains that the Company has experienced recurring losses and has an accumulated deficit during the development stage of $13,160. These matters raise substantial doubt regarding the Company’s ability to continue as a going concern without the influx of capital through the sale of its securities or through development of its operations.

The Company has an accumulated deficit of $75,569 as of March 31, 2017.

As of March 31, 2017, the Company has an accumulated deficit of $75,569. This deficit may impact on the Company in various ways including, but not limited to, making it more difficult to borrow money, sell stock or to maintain a good market price.

The offering price of the Shares has been arbitrarily determined and such price should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

Reliance on Management

Management will participate in all decisions with respect to the management of the Company, including (without limitation) determining business strategy, operations, and development. In the event of the dissolution, death, retirement or other incapacity of the Management, the business and operations of the Company may be adversely affected.

The Company’s CEO controls a majority of the outstanding stock.

The CEO of the Company currently beneficially owns more than a majority of the Company’s outstanding common stock. As such, he controls most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares. Mr. David Meyers will retain substantial control over matters requiring approval, such as (without limitation) the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control.

The Company will have to compete with an already established and ever-evolving market.

Within this massive market, on a broad scale, the Company competes with a host of investment websites and traditional brokerages/advisors that have blogs, newsletters, websites, apps, and segments on TV shows. Although the Company believes there doesn’t yet exist an exact competitor to it’s a La Carte Charts product, there are similar apps already in the marketplace.

In addition to brokerage firms, the biggest competition is from sites like www.TheStreet.com, Yahoo Finance, Stocktwits, and others that offer subscription services. Also, with the rapidly growing size of the retail investor market, new competitors are likely to enter the market. Robinhood, for example, is a new crowd-sourced investor application that uses a “social investing” algorithm to provide watch lists for popular stocks, along with financial articles, trends, and a personalized stock-trading feed.

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The Company will compete for advertising and subscription revenue with the aforementioned competitors, and some of ALCC’s current or potential competitors may have greater resources or better competitive positions in certain areas than the Company will, which may allow them to respond more effectively than us to new technologies and changes in market conditions. We compete for advertising and circulation revenue with both traditional and new content providers. This competition has intensified as a result of the continued development of new digital media technologies and new media providers offering online news and other content, and new competitors could quickly emerge. Some of our current and potential competitors may have greater resources or better competitive positions in certain areas than we do, which may allow them to respond more effectively than us to new technologies and changes in market conditions.

Our ability to compete effectively depends on many factors both within and beyond our control, including among others:

●	our ability to continue to deliver high-quality investment analysis & information and content that is interesting and relevant to our audience;

●	our ability to develop, maintain and monetize our digital and other products;

●	the quantity and activity of our users and our ability to maintain ongoing active users;

●	the popularity, usefulness, ease of use, performance, and reliability of our products;

●	the engagement of our potential subscribers with our products;

●	our ability to attract, contract, retain, and motivate talented management, software developers, professionals and other employees and executives;

●	our ability to manage and grow our operations in a cost-effective manner; and

●	our reputation and brand strength relative to those of our competitors.

Our success depends on our ability to respond and adapt to changes in technology and consumer behavior.

Technology in the online trading industry continues to evolve rapidly. Advances in technology have led to an increasing number of methods for the delivery and consumption of news and other content. These developments are driving changes in consumer behavior as consumers seek more control over how they invest.

Changes in technology and consumer behavior pose a number of challenges that could adversely affect our revenues and competitive position. For example, among others:

●	we may be unable to develop products for mobile devices or other digital platforms that consumers find engaging, that work with a variety of operating systems and networks and that achieve a high level of market acceptance;

●	there may be changes in user sentiment about the quality or usefulness of our existing products or concerns related to privacy, security or other factors;

●	failure to successfully manage changes in search engine optimization and social media traffic to increase our digital presence and visibility may reduce our traffic levels;

●	we may be unable to maintain or update our technology infrastructure in a way that meets market and consumer demands;

●	the distribution of our content on delivery platforms of third parties may lead to limitations on monetization of our products, the loss of control over distribution of our content and loss of a direct relationship with our audience; and

●	we may experience challenges in creating display advertising on mobile devices that does not disrupt the user experience.

Responding to these changes may require significant investment. We may be limited in our ability to invest funds and resources in digital products, services or opportunities, and we may incur expense in building, maintaining and evolving our technology infrastructure. Unless we are able to use new and existing technologies to distinguish our products and services from those of our competitors and develop in a timely manner compelling new products and services that engage users across platforms, our business, financial condition and prospects may be adversely affected.

5

The inability of the Company to retain and grow our user base could adversely affect our results of operations and business.

Revenue from advertising derived from our various consumer-facing and investor-facing products makes up a majority of our total revenue. Advertising revenue is sensitive to discretionary spending of advertisers in the markets we serve, as well as economic conditions. To the extent poor economic conditions lead advertising consumers to reduce spending on marketing activities, or if our user base does not grow at a rate sufficient to attract or retain demand from advertising consumers, our results of operations will be adversely affected.

Failure to execute cost-control measures successfully could adversely affect our profitability.

The Company intends to deploy a strategy that will reduce operating costs by maintaining minimal staff and overhead and contracting out software development and other necessary functions. However, if we do not achieve expected savings or our operating costs increase as a result of investments in strategic initiatives, our total operating costs would be greater than anticipated. In addition, if we do not manage cost-reduction efforts properly, such efforts may affect the quality of our products and therefore our ability to generate future revenues. What’s more, significant portions of our expenses are fixed costs that will neither increase nor decrease proportionately with revenues. If we are not able to implement further cost-control efforts or reduce our fixed costs sufficiently in response to a decline in our revenues, our results of operations will be adversely affected.

Security breaches and other network and information systems disruptions could affect our ability to conduct our business effectively.

Our online systems shall store and process confidential subscriber, employee and other sensitive personal data, and therefore maintaining our network security is of critical importance. We shall use third-party technology and systems for a variety of operations, including encryption and authentication technology, employee email, domain name registration, content delivery to customers, back-office support and other functions. Our systems, and those of third parties upon which our business relies, may be vulnerable to interruption or damage that can result from natural disasters, fires, power outages, acts of terrorism or other similar events, or from deliberate attacks such as computer hacking, computer viruses, worms or other destructive or disruptive software, process breakdowns, denial of service attacks, malicious social engineering or other malicious activities, or any combination of the foregoing. Such an event could result in a disruption of our services or improper disclosure of personal data or confidential information, which could harm our reputation, require us to expend resources to remedy such a security breach or defend against further attacks, divert management’s attention and resources or subject us to liability under laws that protect personal data, resulting in increased operating costs or loss of revenue.

Legislative and regulatory developments, including with respect to privacy, could adversely affect our business.

Our business is subject to government regulation in the jurisdictions in which we operate, and our Apps, which we intend to make available worldwide, may be subject to laws regulating the Internet even in jurisdictions where we do not do business. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Revenues from our digital products could be adversely affected, directly or indirectly, in particular by existing or future laws and regulations relating to online privacy and the collection and use of consumer data in digital media. In addition, any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related requirements could result in claims against us by governmental entities or others, or could require us to change our practices, which could adversely affect our business.

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If the Company fails to successfully execute its growth strategies, it may not be able to attract sufficient subscription or purchase of its products to obtain significant market share.

The success of the Company’s business depends primarily on subscription and/or purchase of our products from digitally savvy investors and traders who seek out actionable daily information for the burgeoning self-directed market. Therefore, the Company’s ability to deliver an easy-to-use, resourceful, and engaging product is critical to the success and growth of the Company. This in turn will depend on several factors, including ALCC’s ability to successfully execute its growth strategies to develop new products and enhance existing products to respond to developments in the industry and investor and trader demands. While the Company’s founder Mr. Meyers is a renowned “Common Man’s” investment advisor, having been a proprietary investor since 2006 and having run an online newsletter publication for the “common man” since 2012, plus having made several appearances on radio and CNBC for his stock picks and market insights, there is still no assurance that this experience will translate to the Company’s brand or that the Company will be able to maintain or increase demand based on its founder’s prior successes and acclaim. If the Company fails to successfully execute its growth strategies, it may not be able to sufficiently attract subscriptions and ALCC may have to significantly decrease prices, and revenues, profitability and business prospects may be materially and adversely affected.

No assurance of commercial feasibility.

Even if the Company’s plans and projects are successfully initiated, there can be no assurance that such plans and projects will have any commercial success or advantage. Also, there is no assurance that the Company’s products will perform as intended in the marketplace.

Investors in the offering may experience immediate dilution of the value of their shares.

Purchasers of the Shares may experience immediate dilution in the value of their Shares. Dilution represents the difference between the price per share paid by investors ($2.50) and the net tangible book value per share immediately after completion of the Offering. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding. Thus if at some other time, shares had been sold by the Company at a price less than the $2.50 paid by purchasers of the Shares or had been issued by the Company for services or as other non-cash consideration, then the value of such investor Shares immediately after purchase would be less than the $2.50 purchase price.

There has been no prior public market for the Company’s common stock and the lack of such a market may make resale of the Shares difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any purchaser that a market will develop subsequent to this offering. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if it will be successful in such application, how long such application will take, or, if successful, that a market for the common stock will ever develop or continue on that or any other trading market. If for any reason a trading market for the Shares does not develop, investors may have difficulty selling their common stock should they desire to do so.

The Company’s election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company’s common stock may be below $5.00 per Share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per Share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

Little Experience in Being a Public Company

The Company is an early-stage company and as such has little experience in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.

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The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Board of Directors could use the issuance or designation of preferred stock to impede or discourage an acquisition of the Company that may otherwise be beneficial to some shareholders.

The Company is authorized to issue up to 20,000,000 shares of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

The Company may not be able to obtain additional funds to finance its operations on terms acceptable or at all, and if ALCC does raise funds, the value of investment in the Company may be negatively impacted.

The Company’s business operations may require expenditures that exceed its available capital resources. Although the Company currently does not expect that it will incur substantial debt to finance its future growth, to the extent that its funding requirements exceeds its financial resources, ALCC will be required to seek additional financing or to defer planned expenditures. There is no assurance that the Company can obtain additional funds on terms acceptable or at all.

In addition, if the Company raises additional funds by equity financing, investors’ equity interest in the Company may be diluted. If ALCC raises additional funds by incurring debt obligations, it may be subject to various covenants under the relevant debt instruments that may, among other things, restrict its ability to pay dividends. Servicing such debt obligations could also be burdensome to its operations. If the Company fails to service the debt obligations or is unable to comply with the covenants, it could be in default under the debt obligations and its liquidity and financial condition may be materially and adversely affected.

The Registrant currently does not hold any intellectual property protection, and has not applied for any patents. The Registrant may decide in the future to pursue further efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

Litigation Risk

The Company does not have any business liability, disruption or litigation insurance, and any business disruption or litigation the Company experiences might result in it incurring substantial costs and diversion of resources.

Broad Indemnification Provided to Management

The governing documents of the Company limit the liability of, and provide indemnification for, the Management and the respective directors, officers, employees and agents of the Company and the Management. The indemnification provided is to the full extent permitted under applicable Delaware law. Those provisions may limit certain rights of the shareholders against such parties, and moreover, an indemnification by the Company of the Management or any indemnified individual may result in substantial out-of-pocket costs and expenses payable by the Company. If the Company is forced to provide indemnification for any of these indemnified parties, it is possible that the assets of the Company could become depleted or the Company may otherwise suffer a material adverse financial consequence as a result of its indemnity obligations. As of the date of this Memorandum, to the knowledge of the Company, there is no pending litigation or proceeding that exists involving a director, officer, employee or agent of the Management or the Company where indemnification will be required or permitted.

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Limited Transferability of Shares

There is no public market for the Shares. While the Company intends to develop a public market in the future, there can be no assurance if or when such a market would be expected to develop in the future. Even if a potential buyer could be found, the transferability of these Shares is also restricted by the provisions of the Securities Act of 1933, as amended, and Rule 144 promulgated thereunder. Unless an exemption is available, these Shares may not be sold or transferred without registration under the Securities Act of 1933, as amended.

Investors must be capable of bearing the economic risks of this investment with the understanding that these Shares may not be liquidated by resale or redemption and should expect to hold their Shares as a long-term investment (especially if no public trading market develops).

Speculative Nature of Investment

Investment in these Shares is speculative and, by investing, each investor assumes the risk of losing the entire investment. The Company has limited operations as of the date of this Private Placement Memorandum and will be solely dependent upon the Company and the Company’s portfolio of assets, both of which are subject to the risks described herein. Accordingly, only investors who are able to bear the loss of their entire investment and who otherwise meet the investor suitability standards should consider purchasing these Shares.

Each prospective investor who invests in the Company must understand that investment in the Shares is speculative. By investing, potential investors understand that they may lose their entire investment in investing with the Company.

No Expectation to Pay Dividends

The Company has not paid any dividends with respect to its outstanding Shares and cannot predict when, or if, dividends will be paid. The Company does not currently anticipate paying any dividends on the Shares until a product is successfully commercialized and liquidity is realized. There is no guarantee the Company will ever receive any profit from its operations so as to be able to declare and pay dividends. There can be no assurance with respect to the amount and timing of any dividends other than to the shareholders, or that they will ever be made. Future dividends will be determined by the Management of the Company in light of prevailing financial conditions, earnings, if any, as well as other relevant factors.

Unforeseen Changes

While the Company has enumerated certain material risk factors herein, it is impossible to know all risks which may arise in the future. In particular, shareholders may be negatively affected by changes in any of the following: (i) laws, rules and regulations; (ii) regional, national and/or global economic factors; (iii) the capacity, circumstances and relationships of partners of the Company or the Management; or (iv) general changes in financial or capital markets.

The Company continuously encounters changes in its operating environment, and the Company may have fewer resources than many of its competitors to continue to adjust to those changes. The operating environment of the Company is undergoing rapid changes, with frequent introductions of laws, regulations, competitors, market approaches, and economic impacts. Future success will depend, in part, upon the ability of the Company to adapt to those changes and providing products and services that will satisfy the demands of their respective businesses and projects. Many of the competitors have substantially greater resources to adapt to those changes. The Company may not effectively react to all of the changes in its operating environment or be successful in adapting its products and approach.

Arbitration

By execution of the subscription agreement for purchase of the Shares, investors in this offering agree to submit to arbitration all claims arising from their investment. Arbitration may not afford investors all the relief they might obtain outside arbitration. Arbitration narrows procedural and other steps available to claimants (such as discovery, broad choice of venue and scope of appellate review) and is, in general, a more informal process than court action. On the other hand, arbitration is normally a less expensive process for a claimant than court action and normally results in a quicker final decision. However, investors may find that as a result of arbitration they are more restricted in the resolution of claims, if any, arising from this investment.

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FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate.

Such “forward-looking statements” can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “should” or “anticipates”, or the negative thereof, or other variations thereon or comparable terminology, or by discussion of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, which could cause actual results to vary materially from the future results covered in such forward-looking statements.

An investor should not rely on forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. The Company is not under a duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the $2.50 price at which the Shares are being offered has been arbitrarily determined by the Company.

The Shares offered by the selling shareholders may be offered and sold, from time to time, by the selling shareholders described in this prospectus under the heading “Selling Shareholders” at an offering price of $2.50 per share until such time as the Shares are quoted on the OTC Bulletin Board and only thereafter may be offered at prevailing market or privately negotiated prices. The selling shareholders may sell the Shares by any means described in this prospectus under “Plan of Distribution.”

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 780,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders will offer their shares at an offering price of $2.50 per share until such time as the Shares are quoted on the OTC Bulletin Board and offered thereafter at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market if a market should develop.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Shares.

PLAN OF DISTRIBUTION

General

The selling shareholders may seek an underwriter, broker-dealer or selling agent to sell the Shares. As of the date of this prospectus, no selling shareholder has entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the Shares. The Company has no arrangements nor has it entered into any agreement with any underwriters, broker-dealers or selling agents for the sale of the Shares.

The Company intends to maintain the currency and accuracy of this prospectus and to sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates unless earlier closed.

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Selling Shareholders

The selling shareholders will offer their shares at an offering price of $2.50 per share until such time as the Shares are quoted on the OTC Bulletin Board and offered thereafter at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market prices if a market should develop. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Shares. Of the 780,000 Shares included in the registration statement, of which this prospectus is a part, none are held by any officers, affiliates or directors.

Resale of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 (“NSMIA”) limits the authority of states to impose restrictions upon resale of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resale of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).

DESCRIPTION OF SECURITIES

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 6,799,600 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company. Reference is also made to the more detailed provisions of the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 2,780,000 shares of common stock, as follows: (i) 2,000,000 shares for sale directly by the Company at the price of $2.50 per share; and (ii) 780,000 shares for sale to the public by the holders thereof at a price of $2.50 per share.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations, and restrictions on such preferred stock shall be established by the board of directors, except that no holder of preferred stock shall have preemptive rights.

Admission to Quotation on the OTC Bulletin Board

If and when the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. There is no assurance that the Company will ever meet such qualifications. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

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Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS

Background

The Company has only recently commenced operations as a development-stage company, and it has limited operating history and is expected to experience losses in the near term. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

Summary

A La Carte Charts, Inc. (the “Company” or “ALCC”), is a United States-based startup web and mobile application company designed to deliver informative products to the common investor in today’s global markets. The Company intends to offer investors and traders a sophisticated, trustworthy, and individualized way to get actionable daily information for the burgeoning self-directed market. Over the past few years, David Meyers, the Company’s founder and CEO, has developed a unique collection of daily information sources that provide systematic and common sense insights for making trades on virtually any market. Mr. Meyers has become renowned as a go-to investment expert, having appeared on CNBC and TheStreet.com, offering investment guidance to the public. The Company intends to apply its founder’s acumen and insight and offer the same to the public through development of a mobile application and web service, (the “Common Man Investor Platform”), which the Company intends to launch upon completion of development. Following development of the software and completion of web build, the Company shall offer a series of digital products for the everyday, “Common Man” investor.

Business Model

The Company was created to offer investors and traders a sophisticated, trustworthy, and individualized way to receive actionable daily information for the burgeoning self-directed market. Over the past few years, David Meyers, the Company’s founder and CEO, has developed a unique collection of daily information sources that provide systematic and common sense insights for making trades on virtually any market. Mr. Meyers has become renowned as a go-to investment expert, having appeared on CNBC and TheStreet.com, offering investment guidance to the public. The Company intends to apply its founder’s acumen and insight and offer the same to the public through development of a mobile application and web service, (the “Common Man Investor Platform”), which the Company intends to launch upon completion of development. Following development of the software and completion of web build, the Company shall offer a series of digital products for the everyday, “Common Man” investor.

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The main product of the Company will be its daily “Charts,” delivered via web and mobile applications (“Apps”), to be compatible with Android, iPhone and other smart devices on the market. The Company’s Apps will each revolve around a specific trading strategy or market trend, such as the Head and Shoulders App, Bullish Wedge App, Commodities in Contango App, and Ascending Triangles App, among others. Through nuts-and-bolts data on market trends and sound real-world advice, the Company intends to enable its subscribers to find practical information they can use in their trading and investing.

The Charts will be offered to the Company’s users at no cost. The Company intends to generate revenue through sale of in-app advertising space. The Company anticipates significant demand for advertising space through its Apps based on the utility of its product and projected desirability of advertisers to reach the target demographic of the Company’s user base. The Company’s users will consist of individuals, often men ages 35-50 years old, that have at least $100,000 in annual salary and whom actively manage their own money. The Company aims to reach 2.5 million users during its first year of operation (“User Milestone”). Upon reaching or exceeding its User Milestone, the Company thereafter anticipates converting users into advertising revenue at a rate of approximately $1.56 per user, based on comparison to lowest valuation social media platforms in comparable market space, such as Twitter, Inc., which as of the date of this prospectus converts users into advertising revenue at the rate of $1.56 per user. Although Twitter’s user base is substantial, the Company anticipates drawing similar conversion rates due to its similarity in utility to Twitter but distinguished target user base.

Even if the Company does not reach its User Milestone by end of first year of operation, and even if advertising revenue is converted at less than $1.00 per user, the Company still anticipates significant advertising revenue returns as user activity and downloads increase with increase in brand exposure. It is noted however that there can be no guarantee that the Company will ever exceed nor even reach its User Milestone.

As of March 31, 2017, the Company, through its affiliated entity, A La Carte Charts, LLC, an Arizona Limited Liability Company (“La Carte LLC”) of which the Company’s founder, David Meyers, is sole member and 100% owner, has invested $74,000 in development of its proprietary software and mobile Apps. In January 2017, pursuant to a development proposal that has been attached as an Exhibit to this Registration Statement, La Carte LLC has engaged Vuria LLC (“Vuria”), an eSolutions provider, to provide state of the art mobile application development and functionality (the “Apps Development”). The Apps Development includes integrated solutions for iPhone and Android mobile device platforms, including optimal graphic design, user-friendly digital architecture and programming. The Apps Development is near completion and the Company anticipates launch of beta testing of the enhanced product no later than by July 2017. Upon completion of the Apps Development, The Company intends to secure from La Carte LLC assignment as to all rights, including intellectual property and otherwise, of and relating to the Apps Development.

Statistics from the Boston Consulting Group show that there are $34 trillion in assets under management in North America alone. The active (retail) segment of the market in the U.S. is approximately $2.8 trillion annually, including $1.8 trillion from non-professional retail traders. Many investors, especially the under-50 group, are continually choosing non-traditional and technologically advanced investing methods as alternative to the traditional advisor/broker route. A La Carte Charts, with its new apps, will help to bridge the gap between savvy affluent investor and the everyday investor who is seeking to improve his or her knowledge base and build long-term strategies to increase dividends. Business and productivity apps generated around $36 billion in 2014, part of the overall $86 billion market for apps.

The goal of A La Carte Charts is to help millions of investors find success, while growing into a well-known investment-data platform and fund portfolio. To fully launch operations, the Company is seeking an investment of $5,000,000, which shall be utilized for further modifications and enhancement of the Apps Development, for marketing and advertising expenses, for ongoing costs to maintain server, data and office lease, and for executive salaries and compensation and to hire staff, as needed. In the alternative, if the Company is unable to achieve its investment goals, the Company will launch its product as-is and the Company’s Founder and CEO David Meyers will make ongoing, no-interest loans to the Company to sustain operations until profitability or subsequent investment.

The Company primary objectives are highlighted by the following:

●	Obtain the necessary capital to fully develop its website and mobile apps;

●	Hire/outsource key staff to development;

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●	Employ experienced sales people and referral brokers to facilitate growth;

●	Execute a robust, well-rounded marketing campaign;

●	Gain traction among savvy investors and create an ever-growing base of active users; ● Convert users into advertising revenue, scalable as downloads and user activity increases; and

●	Regularly develop new products and stay on the leading edge of the market

The Market

With the advent of advanced algorithmic trading, the online trading industry, including self-directed, or active, investors, is a rapidly expanding market segment. Financial consultancy firm Celent estimates that the active investor market comprises more than 40% of the United States investor market. Growth in the market has been heavily attributed to the increased access to online information and online trading tools. Celent’s self-directed market study finds that:

●	Online firms continue to enhance trading functionalities, improve execution speed and further develop tools to create more robust trading platforms and attract all types of customer segments.

●	The most important additions will include access to additional products, more sophisticated trading tools, enhanced education materials, more social features, improved mobile access and improved navigation and design.

●	Firms are turning to social networking community tools and educational tools to enhance investor knowledge.

●	Market volatility has led to greater demand by retail investors for a more diverse set of products, including options, futures and foreign exchange.

Yet, easy-to-understand, real-world information for the “everyman” is still difficult to find. A La Carte Charts and its products, are the result of founder David Meyers’ personal journey from everyday investor to investment guru who has appeared on CNBC as a retail investor expert. Along the way, he developed investing strategies that take a look at a variety of markets in order to determine the best course of action that day – presented through practical, common sense, and actionable investment data from which self-directed investors can prosper.

Products and Services

A La Carte Charts is a multifaceted holding company that will offer both consumer-facing and investor-facing products. The Company’s initial plan is to offer its products without fee as the Company’s goal is to attract users and convert user activity into advertising revenue. A La Carte Charts will target a wide range of investors to gain users, from beginning traders and self-directed investors to highly experienced day traders and savvy investors. The Company intends to capitalize on a commonality among all investor-types: the common desire to seek out and find new investment opportunities, information, and flexibility. A La Carte Charts present a mobile- and social-oriented platform through its websites and mobile apps, offering investors not only varied, accessible ways to find information but also by offering highly personalized and customizable investing experience.

The main consumer-facing products will consist of a series of mobile applications that boil investing down to its most simple elements. The Company will focus its offering to 12 chart-types that, in opinion of the Company based on research and expertise of its founder, represent the most sought-after charts by its target consumers. The Company’s proprietary Apps will utilize these charts to create a streamlined, user-friendly information source that pushes daily lists and investment information to subscribers. For example, the Head and Shoulders app shall deliver daily reports on the “Head-and-Shoulders” pattern based on monthly NASDAQ trends. The chart shall then alert investors when a security’s price is set to fall from its peak (the head) or rise from the bottom (shoulders) of a price pattern. It is a non-biased, objective way of giving investors the information they need to make informed decisions.

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A La Carte Chart’s apps will use off-the-shelf information from the NASDAQ and other markets, coupled with historically based investment data. Although the Company intends to offer its products at no cost to the user, by attracting large user base the Company intends to reach profitability through conversion of its users into advertising revenue.

A La Carte Charts may also in the future sell investment training videos and other relevant educational materials as well as an ever-growing list of products through ALaCarteCharts.com, and as in-app purchases through the apps themselves.

Web and Mobile Application Development

To date, the Company, through its founder and its affiliated entity, A La Carte Charts, LLC, an Arizona Limited Liability Company (“La Carte LLC”) of which the Company’s founder, David Meyers, is sole member and 100% owner, has invested $74,000 (Seventy four thousand dollars) in development and an anticipated additional $80,000 more for enhancement of its proprietary software and mobile Apps. In January, 2017, pursuant to a development proposal that has been attached as an Exhibit to this Registration Statement, La Carte LLC has contracted Vuria LLC (“Vuria”), an eSolutions provider with over 15 years experience offering custom concepts and solutions for mobile application and development companies, to provide state of the art mobile application development and functionality (the “Apps Development”).

The Company, through its founder and affiliated entity La Carte LLC, has currently contracted Vuria to expand its web and mobile applications’ functionality and usability for the already established and growing number of users currently using the Company’s Apps. Vuria will be adding functionality including: log-in capabilities, in-use comment capabilities, and market snapshot functionality using data readily available to the Company.

As of May 2017, the Company is in its third phase of beta testing of its products. The Beta App, that at time of release offered stock charts lists only, was downloaded 35,000 times. The Company has since upgraded the Beta App twice to improve functionality, but the Company will not market to the public until all upgrades are complete. Following completion of the fully optimized App, the Company anticipates exponential growth in downloads and user activity, commensurate with the quality of the product and exposure generated from advertising expenditures.

Application Functionality

The following is a list of features the Company is currently integrating into its existing A La Carte Charts mobile application:

●	Login/Registration:
o	Registration page for Application
o	backend database and structure to support sign on capabilities through server application.
o	Development of front end management tool to view, edit, delete, and ban users
o	Creation of API for managing users and password resets
o	Create API for password resets
o	Sign on capabilities including register, sign in and password reset function for users

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The Company shall also develop a market snapshot page that will offer its consumers will offer a live snapshot of market activity for all major US markets. In a nutshell, the Company shall develop a social media app that aims to provide any and all pertinent investment information desired by active investors. The Company intends to eventually provide everything from a stocks ex-dividend date to the bullishness or bearishness of a chart pattern. In addition to all the raw data provided, the social media aspect will allow for users to express their own opinions and debate the value of stocks via the Company’s proprietary Apps.

ALaCarteCharts.com Website

The website at ALaCarteCharts.com (the “La Carte Site”) is already developed, albeit with limited functionality to date. The La Carte Site, along with other domains, will be developed to include front- and back-end features that make it easily usable for both members and management, as well as for potential customers to find and download the apps. The website is meant to provide users with an introduction into the A La Carte Charts platform and how its services can help people get a leg up in the online trading world and let amateurs and savvy investors alike attain real-world investment information. The site will likely accommodate direct download/subscriptions as well as connectivity to the Apple App Store and Google Play Store for direct download.

Data & Servers

Currently, all data is stored on Amazon Web Services and market data is collected from Barcharts LLC. La Carte LLC to date has invested approximately $16,000 for these services and anticipates annual expenditure of to ensure ongoing optimal experience and use for consumers of the Company’s products.

Market Analysis

The investment landscape globally is composed of varying classes, from traditional publicly traded stocks to newer leveraged assets and diversified capital-based hedge funds. The asset management industry reached a record high for the second year in a row in 2013. The value of professionally managed assets reached a record $68.7 trillion globally in 2013, with industry profits reaching $93 billion, according to the most recently available report from the Boston Consulting Group. Total Assets under Management (AuM) grew 13% over 2012, and have grown from $54.7 trillion in 2007. The global market by region is shown below in trillions of dollars.

The Boston Consulting Group projected that asset management will continue to rank among the most profitable industries. Operating margins, or profits as a percentage of net revenues, grew from 37 percent in 2012 to 39 percent, approaching the pre-crisis high of 41 percent, as costs grew less quickly than revenues.” North America is by far the largest market globally, and AuM grew 20% in 2013.

Within this market the active (retail) trader segment in the U.S. is approximately $2.8 trillion, including $1.8 trillion from non-professional retail traders holding personal trading accounts, according to research from Aite Group. Nearly 25% of U.S. adults with access to the Internet are retail online traders, according to Aite Group, with an additional 6% being professional traders. This totals a self-directed U.S. trading population of more than 54 million adults. The average volume of daily trading for the past several years is outlined below by source.

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Mobile Application Market

The market for mobile apps in 2014 was estimated at around $86 billion, with projections estimating the market will nearly double within the next couple years. A report from market analyst Vision Mobile estimates that, of the market, $36 billion was spent on business and productivity apps in 2014. Business and productivity apps will reach an estimated $58 billion by the end of 2016.

There are numerous trends in the market factoring into growth of the business and productivity app market, including:

●	Consumerisation of IT: Decisions made by users, not CIOs. Increased use of Bring Your Own Device (BYOD) concept in teams and departments have encouraged use of Apps which are more specific to their individual needs.

●	Diversification of IT: Use of mobility devices for official work apart from checking e-mail has seen a surge in terms of business and productivity apps.

●	Bring-your-own-devices: Although use of BYOD culture is giving headaches to IT security and infrastructure teams across the organization, it is becoming quite a trend across its user base. Use of their own devices plus flexibility of working anywhere anytime is making it a favorite with decision makers also.

The market for business and productivity apps is primarily purchased outside of app stores, as many corporations are still buying apps through the traditional method of buying software. As shown below, less than 10% of business and productivity apps are sold in app stores (around $1 billion), and this will reach $6 billion by 2016.

Market Segmentation

The Company’s Development Apps are intended to cater to a wide range of individuals, ranging from amateurs to advanced traders. The Company’s target consumers can be located virtually anywhere in the world, although for first year of operation the Company will target only those customers located within the United States. Irrespective of demographic, each target user shares the common need to achieve real-world, actionable data and advice to address today’s markets.

The average self-directed retail investor profile is expanding, according to Celent in its January 2015 publication “The State of Online Brokerage Platforms.” (the “Celent Report”). The Celent Report further indicated that the average active trader in the U.S. is male and in his mid-40s, but that there are an increasing number of individuals aged over 45 years old opening active trader accounts. Additionally, major brokerage firms were noted by the report to having seen an increase in the number of females and millennials opening self-directed trading accounts. According to the report, active traders value mobility, and an ability to configure the trading screen, set up preferences, and view videos, technical indicators, analyst reports, and an ability to conduct research on a mobile device.

Additionally, Aite Group reported in a 2015 article “Online trading penetration in the United States” (the Aite Group Report”), that U.S. brokers expect to see the contribution of mobile trading to rise as a result of a new generation of traders adopting mobile technology for everyday activities and specialized endeavors such as online trading. The Aite Group also reported that the under-35 demographic shall represent an important component of the market due to the large size of the Millennial generations and their ever-growing income base.

Another 2015 report, from Cisco on the technical savvy of investors (the “Cisco Report”), demonstrated that most wealthy individual investors in the U.S. are baby boomers and “silvers.” However, while making up just 28% of investors, the under-50 set is the most comfortable with using technology for their investing purposes. The Cisco Report further noted of study of wealth investors that: investors ages 18 to 34 are not surprisingly the most avid technology users, since they have grown up with both the Internet and rapid advances in consumer technology devices. The report further noted however, that investors in the next age group, 35 to 49, have very similar characteristics. As such, the Company intends to target both age groups in roll out of its platform and associated Apps.

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Operating Plan

Over the next twelve months from the date of this Registration Statement, the Company intends to reach several milestones that will enable it to grow and expand at an anticipated rapid rate. Provided the Company is able to locate necessary financing and provided the Apps Development is completed at or prior to the target date of completion pursuant to the Software Contract discussed herein and attached as an exhibit to this Registration Statement, the Company then intends to roll out operational phase of its development and attract users at large scale. Upon roll out of optimal development and deployment of the Company’s nuanced marketing strategy, the Company hopes in turn to attain 2.5m users over the first year of operation. As users and user activity increases the Company will reach out to advertising partners for additional revenue streams. The Company will subsequently expand investment in marketing to increase exposure of its brand. The Company will also update and enhance its Development Apps in response to feedback from its users.

Competition

Within this massive market, on a broad scale, the Company competes with a host of investment websites and traditional brokerages/advisors that have blogs, newsletters, websites, apps, and segments on TV shows. So while the Company has found no exact competition to it’s a La Carte Charts product, there are similar apps out there. While most brokerage companies offer “stock screeners,” they are very difficult to setup for your average investor and one needs to be in front of a computer to do so. The Company’s apps offer the list at the users’ fingertips without need of technical know-how.

Other than brokerages, the biggest competition is from sites like www.TheStreet.com, Yahoo Finance, Stocktwits, and others that offer subscription services. They are not direct competition, though, and should be considered parallel businesses. They offer stock picks based on subjective analysis and commentary. A La Carte Charts applications simply deliver a list of stocks that match the chart that the purchaser selects. In fact, all of the aforementioned sites are great places to advertise.

With the rapidly growing size of the retail investor market, however, new competitors will continually enter the market. Robinhood, for example, is a new crowd-sourced investor app that uses a “social investing” algorithm to provide watch lists for popular stocks, along with financial articles, trends, and a personalized stock-trading feed.

The Company and its Chart apps will exist to supplement and enhance the market for the everyday investor.

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Marketing Strategy

A La Carte Charts will be positioned in the market as a class-leading app-based investor education portal. Users will benefit from the wide range of daily investment information and education tools that are built into the software. A well-rounded approach to marketing will promote A La Carte Charts apps to a wide customer base. As illustrated in Section 4.1 above, there is a large and growing population of web-savvy active investors who are seeking the best advice/information they can find. Marketing the platform to these investors will include a combination of traditional marketing, internet marketing, and social media, helping to brand the Company as the premier “everyman investor”-oriented app for promoting independent thinking based on common sense data and metrics.

Mr. Meyers has worked for the past few years to gain a strong following of consumers, which has helped to foster word-of-mouth and social media viral exposure that reaches new customers. With the launch of its new platform and apps, A La Carte Charts will also use the following tactics to attract new customers:

●	Press Releases, Blogs, Podcasts, etc.

●	Email Marketing

●	Event Sponsorship (trade shows, seminars, etc.)

●	Free Promotional Media

●	Facebook “Like” and CPI “Cost Per Install” Campaigns

●	Mobile ads on TheStreet.com, Yahoo Finance, Stocktwits, etc.

These initiatives will help to launch the new slate of products and services, and the Company will then continually promote its website and apps through the following:

Key-Word Search Optimization and Social Media: Whenever anyone uses a popular search engine to search for topics such as “stock tips” or “investor advice,” etc., in Google, Yahoo!, Lycos, Excite, or Bing, from, an organic ink to the Company’s website will ideally appear.

The Company will drive traffic through blogs placed on its website and accessed through multiple links. Blogging gives a business the ability to inform and market without the formality of being ‘published,’ and it also supplements marketing efforts by increasing visibility and readership of the firm’s capabilities. ALaCarteCharts.com and its ancillary sites will contain a number of periodic blogs designed to inform readers of current articles and issues. Potentially, Twitter account updates will also be placed onto the navigation bar of the main blog page to highlight relevant financial soundbites.

The use of a corporate Facebook page also promotes the ‘connecting’ and ’sharing’ of information, pictures, and direct media, etc., to today’s Internet-savvy investors and traders. It allows for the creation of free company pages, which not only provide free advertising but make it easy for current customers to refer A La Carte Charts to others in their network of friends. LinkedIn will also be useful as an online virtual networking and professional marketplace. It allows for connectivity to trade associations, easily promotes management’s resumes and A La Carte Charts’ products, and creates an untold network of connections to potential customers. LinkedIn also allows for the creation of instant advertising through their DirectAds area, putting the Company in a virtual Yellow Pages for others to connect to.

Further Internet-based marketing methods include:

●	PPC/CPM: A La Carte Charts will employ an effective method for launching a pay-per-click (PPC) and CPM (cost-per-thousand impressions) campaign that advertises its innovative online investment advice and apps along the sidebars of search engines and on relevant websites with text and banner ads. Though this will be kept to a minimum, depending on demonstrated ROI. As noted above, a “cost per install” campaign may be used as well.

●	E-mail marketing: A La Carte Charts has an extensive list of leads through its current website and from Mr. Meyers’ growing TV and social media presence. This list is continually growing and will be used for targeting interested parties with an opted-in email list that promotes new app updates, new online tools and features, and other A La Carte Charts products.

●	Mobile app development: A La Carte Charts will simultaneously develop and launch its mobile apps, which will be available for download on the Apple App Store initially, and then the Android Marketplace. This will extend the reach and functionality of the platform.

Additionally, the Company will employ the following methods:

Press Releases: Press releases will be created, and the Company will enact a publicity blitz to further target news sources where affluent professionals and everyday investors find their marketing news, as well as targeting publications such as those listed above and others that reach a large and influence base of consumers. Wired, TechCrunch, and other places early adopters find their tech news will be targeted as well, as will other relevant tech and business magazines and websites. This is a free way to drive awareness of A La Carte Charts and its innovative platform.

Traditional Advertising: This will also occur, when needed, in publications like those above and others, likely only after A La Carte Charts has been established in the market and is attempting to enhance market share.

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Video: The A La Carte Charts platform and services will be presented through dynamic multimedia communications vehicles. Videos, in particular, are often the most effective methods of communicating how a product or service works. The Company has already created marketing videos that appear on its website, and they can also be deployed to YouTube, Google Video, and other sites.

Referral Incentives: The Company will also offer an “Affiliate Referral Program” enabling the establishment of a link to its website on external sites. The Company will pay a referral fee for all opportunities/clients referred to their website.

Executed Promotional Contracts

On December 28, 2016 the Company entered into a contract with then current NFL professional athlete Richard Sherman (“Mr. Sherman”) whereby, in return for a total of 339,800 shares representing 5% (Five Percent) of the Company’s total shares issued and outstanding as of the date the contract was executed, Mr. Sherman has given the Company license and authority to use Mr. Sherman’s name and likeness in association with the promotional use of the Company’s business activities and marketing of its products.

On that same date December 28, 2016 the Company also entered into a contract with a Branton Lamont Sherman whereby, also in return for a total of 339,800 shares representing 5% (Five Percent) of the Company’s total shares issued and outstanding as of the date the contract was executed, Mr. Sherman has given the Company license and authority to use Branton Lamont Sherman’s name and likeness in association with the promotional use of the Company’s business activities and marketing of its products.

The Company intends to utilize the contracts to expand the marketing reach and exposure of its products and services.

SWOT Analysis

The following is a summary of the Company’s strengths, weaknesses, opportunities, and threats:

Strengths: Skilled & Experienced Founder; Top Flight Advice that understands the needs of traders/investors; hard-earned reputation of owner brings instant credibility;

Weaknesses: Smaller business in the market; new app in the market with no current operations or brand recognition; limited funding;

Opportunities: DY investor market is expanding at a high rate; leveraging TV/Online presence and experience of Mr. Meyers; mobile apps are fast becoming a major industry; ancillary real estate fund that can become self-funding;

Threats: Many existing large competitors; marketing-heavy efforts needed to gain clientele

Description of Property

The Company owns no real estate. Its corporate office, through lease by the owner, is located at 42211 N. 41st Drive, A105, Phoenix, AZ 85086.

Employees

Currently the Company has no employees other than its executive officer and director who devotes approximately 90% of his time to the business of the Company.

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THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware in April 2016 and was formerly known as Ruby Island Acquisition Corporation. In December 2016, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Ruby Island Acquisition Corporation to Diverse Development Group, Inc. in November 2016.

Relationship with Tiber Creek Corporation

In October 2016, the Company entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company to the Company; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

The Company’s then-current shareholders, James Cassidy and James McKillop, were permitted to retain the aggregate total of 200,000 shares (100,000 of these shares are restricted from transfer for a period of one (1) year following the effective date of this registration statement).

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop serve only as interim officers and directors of these corporations (such as Ruby Island Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

Research and Development

The Company has conducted limited market research and has initiated development of its web and mobile applications, as discussed throughout this Registration Statement. The Company intends to conduct further research and development through development of its business plan.

Employees

Currently, the Company has no employees other than its officer who has agreed to assist the Company without pay until the Company is more stable and has recurring cash flow from operations.

Property

The Company does not currently own any real property. The Company is a party to a lease agreement for occupancy of office space located at 42211 N. 41st Drive, A105, Phoenix, AZ 85086.

Subsidiaries

The Company has no subsidiaries.

Jumpstart Our Business Startups Act

In April 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

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Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

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Reports to Security Holders

In May 2016, the Company (as Ruby Island Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001672900.

PLAN OF OPERATION

Business Plan

The Company is an early-stage web and mobile application company designed to deliver informative products to the common investor in today’s global markets. The Company intends to offer both consumer-facing and investor-facing products. The Company intends to initially offer 12 chart applications that will be available for free via Android Google Play Store and iTunes. As popularity of the Company’s products increases and user base grows, the Company then intends to convert its users into advertising revenue. The Company anticipates converting users into advertising revenue at a rate of approximately $1.56 per user, based on comparison to lowest valuation social media platforms in comparable market space.

In the future, the Company plans to raise capital to support its plan of operations. The Company would raise capital and use the proceeds of its offering to hire sales and marketing professionals, to retain professionals and hire other key personnel, for purposes of working capital operations, executive compensation, and to conduct further market research and for further development of mobile applications and product catalogue.

Potential Revenue

The Company expects to earn potential revenue through conversion of its users into digital advertising revenue, at return of a projected $1.56 per user. The Company prospects for new users on an ongoing basis and will also seek additional revenue streams as its products gain in popularity, creating subsequent demand for fee and subscription based add-on products.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company is a development stage company and was incorporated in the State of Delaware in April 2016. As of the periods from inception, through the date of this prospectus, the Company did not generate any revenue and incurred minimal expenses and operating losses, as part of its development stage activities. The Company has experienced a net loss and accumulated deficit of $75,569, and has accrued $81,600 in total liabilities as of March 31, 2017.

The Company anticipates that it would need substantial working capital over the next 12 months to continue as a going concern and to expand its operations to distribute, sell and market products and solutions.

The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the company to continue as a going concern.

Overview

The Company is a United States-based startup web and mobile application company designed to deliver informative products to the common investor in today’s global markets. The Company intends to offer investors and traders a sophisticated, trustworthy, and individualized way to get actionable daily information for the burgeoning self-directed market. Over the past few years, founder David Meyers has developed a unique collection of daily information sources that provide systematic and common sense insights for making trades on virtually any market. He has become an investment guru to the everyday investor as a go-to expert on CNBC and TheStreet.com, among others. Common Man Investor is the resulting platform that is being launched to further this reach and provide a series of digital products for the everyday, “Common Man” investor.

The Company had a cash balance of $3,254 and $1,468 as of March 31, 2017 and December 31, 2016, respectively and as of March 31, 2017 has earned no revenues nor realized any profits.

The Company intends to make an equity offering of its common stock for the acquisition and operation expenses. If it cannot raise the required cash, the Company will issue additional shares of common stock in lieu of cash.

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Potential Revenue

The main consumer-facing products will consist of a series of mobile applications that boil investing down to its most simple elements. The Company will focus its offering to 12 chart-types that, in opinion of the Company based on research and expertise of its founder, represent the most sought-after charts by its target consumers. The Company’s proprietary Apps will utilize these charts to create a streamlined, user-friendly information source that pushes daily lists and investment advice to subscribers. For example, the Head and Shoulders app shall deliver daily reports on the “Head-and-Shoulders” pattern based on monthly NASDAQ trends. The chart shall then alert investors when a security’s price is set to fall from its peak (the head) or rise from the bottom (shoulders) of a price pattern. It is a non-biased, objective way of giving investors the information they need to make informed decisions.

A La Carte Chart’s apps will use off-the-shelf information from the NASDAQ and other markets, coupled with historically based investment data. The 12 chart apps will be available for free via Android Google Play Store and iTunes. As popularity of the Company’s products increases and user base grows, the Company then intends to convert its users into advertising revenue. The Company anticipates converting users into advertising revenue at a rate of approximately $1.56 per user, based on comparison to lowest valuation social media platforms in comparable market space.

Alternative Financial Planning

If the Company is not able to generate increased revenues and profits and/or successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s founder and President David Meyers will loan financing to the Company, as needed, to continue operations until the Company achieves profitability. If the Company is unable to generate revenues and profits and/or successfully raise additional funds as needed, the Company’s ability to expand its business plan or strategy over the following two years will be jeopardized.

Equipment Financing

The Company has no existing equipment financing arrangements.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning. Accordingly, the Company is considered to be in the development stage. The Company has not generated revenues from its operations, and there is no assurance of future revenues.

There is no assurance that the Company’s activities will result in any operations or that any operations, if begun, will generate revenues. The Company will need additional capital, but there is no assurance that the Company will be able to obtain such capital on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

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Discussion of the Three Months Ending March 31, 2017

The Company did not generate revenues during the three months ended March 31, 2017.

The Company posted operating expenses of $62,409 during the three months ended March 31, 2017.

Operating loss and net loss for the Company were each, respectively, $62,409 and $62,409, for the three months period ended March 31, 2017.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses in the foreseeable future, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

Discussion of the Period from April 4, 2016 (inception) through December 31, 2016

The Company is in the development phase and as of December 31, 2016. The Company had not generated revenues and had no income or cash flows from operations since inception. As of December 31, 2016, the Company had sustained net loss of $13,160 and a working capital deficit of $4,132.

The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern and is dependent upon financial support from its stockholders and its ability to obtain necessary equity financing to continue operations.

Management will pay all expenses incurred by the Company. There is no expectation of repayment for such current expenses.

The sole officer and director of the Company is also the majority shareholder of the Company holding 5,000,000 shares of the aggregate 6,799,600 or 74%.

The Company was incorporated on April 4, 2016 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. In May, 2016, the Company registered its common stock on a Form 10 registration statement filed pursuant to the Securities Exchange Act of 1934 and Rule 12(g) thereof. The Company files with the Securities and Exchange Commission periodic and current reports under Rule 13(a) of the Exchange Act, as a public reporting company.

Pursuant to the change in control, the Company’s primary objective is to provide create its daily “charts,” delivered through 12 state-of-the-art apps. Each App will revolve around a specific trading strategy or market trend, such as the Head and Shoulders App, Bullish Wedge App, Commodities in Contango App, and Ascending Triangles App, among others. Through nuts-and-bolts data on market trends and sound real-world advice, subscribers find practical information they can use in their trading and investing.

2016 Year-End Analysis

The Company has received no income, has had no operations nor expenses, other than Delaware state fees and accounting fees as required for incorporation and for the preparation of the Company’s financial statements.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced

David Meyers	38 years	President, Treasurer, Director	2016

David Meyers

David Meyers serves as President, Treasurer and sole director of the Registrant. From 2012 to 2015, Mr. Meyers formed and ran a successful online subscription newsletter publication, Common Man Investor. Mr. Meyers has made several appears on radio and CNBC for stock and market insights and has been a regular contributor to Jim Cramer’s site www.TheStreet.com.

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Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company’s board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company or any subsidiary is a party.

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

Name/Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-equity Incentive plan Compensation	Change in Pension Value and Recognized Deferred Compensation Earnings	All Other Compensation (2)	Total

David Meyers	2016	$0	$0	$0	$0	$0	$0	$0	$0
President; Director

As of March 31, 2017, there was no accrued compensation that was due to the Company’s employees or officers. Upon successful completion by the Company of a primary public offering in the future (or the completion of other financing or funding), however, the Company may compensate officers and employees as is discussed below in “Anticipated Officer and Director Remuneration.”

Each of the officers has received certain shares of common stock in the Company in connection with the change of control of the Company. Accordingly, the Company has not recorded any compensation expense in respect of any shares issued to the officers as such shares do not represent compensation that was paid to any officer.

There are no current plans to pay or distribute any cash or non-cash bonus compensation to officers of the Company, until such time as the Company is profitable, experiences positive cash flow or obtains additional financing. However, the Board of Directors may allocate salaries and benefits to the officers in its sole discretion. No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Company or from a change in control of the company or a change in his or her responsibilities following a change in control. The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are realized or raised by the Company (see “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

The Company has not entered into employment agreements with any of its employees.

Anticipated Officer and Director Remuneration

The Company pays no compensation to its officers or directors at present. The Company intends to pay regular, competitive annual salaries to all its officers and directors and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches greater profitability, experiences larger and more sustained positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering additional cash and non-cash compensation to officers and directors. In addition, the Company anticipates that its officers and directors will be provided with additional fringe benefits and perquisites at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company may plan to offer retirement benefits at a later time in its sole discretion.

26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Name and Address of Beneficial Owner	Position	Amount of Shares Beneficial Owned	Percent of class before offering (1)	Percent of class after offering (2)
David Meyers	President, Director, CEO	5,000,000	73.53%	56.82%
Richard Sherman	Shareholder	339,800	5.00%	3.86%
Branton Sherman	Shareholder	339,800	5.00%	3.86%

(1) Based upon 6,799,600 shares outstanding as of the date of this offering.

(2) Assumes sale of all 2,780,000 Shares offered in the aggregate by the Company and the Selling Shareholders in the offering, and a total of 8,799,600 shares outstanding following the offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy, a shareholder of the Company, is the sole owner and director of Tiber Creek Corporation.

James Cassidy and James McKillop were officers and directors of the Company prior to the change in control. As the organizers and developers of Ruby Island, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Acquisitions. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the registration statement for the Company.

Neither James Cassidy nor James McKillop, the prior president and vice president of the Company respectively, had any relationship or ownership interest nor held any office in any of the Acquisition companies.

There are certain family relationships between shareholders and David Meyers, the Company’s President and director.

The following shares were issued to, and are currently held by, persons related to David Meyers (an officer and director of the Company): (a) Keri Meyers: 50,000 shares; (b) Michele Shuck: 10,000 shares; (c) Meagen Gardner: 10,000 shares; (d) Ronald Shuck: 10,000 shares; (e) Marilyn Meyers: 10,000 shares; (f) Travis Meyers: 10,000 shares; (g) Sarah Meyers: 10,000 shares; (h) Mathew Meyers: 10,000 shares; (i) Michael Meyers and (j) David L. Meyers: 10,000 shares. Keri Meyers is the wife of David Meyers. Michele Shuck is the mother-in-law of David Meyers. Meagen Gardner is the niece of David Meyers. Ronald Shuck is the father-in-law of David Meyers. Marilyn Meyers is the mother of David Meyers. Travis Meyers and Mathew Meyers are the brothers of David Meyers. Sarah Meyers is the sister-in-law of David Meyers and David L. Meyers is the father of David Meyers. Michael Meyers is the brother of David Meyers.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 780,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $2.50 per share.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

27

The following table sets forth ownership of shares held by each person who is a selling shareholder.

	Before Offering	After Offering(2)
Name of Selling Shareholder	# Shares	Percent (1)	# Shares	Percent
TANNER TOBIN	50,000	*	0	0%
GEOFF HARTWAY	50,000	*	0	0%
JONATHAN PITTS	50,000	*	0	0%
THOMAS HILL	50,000	*	0	0%
MICHELE SHUCK	10,000	*	0	0%
KERI MEYERS	50,000	*	0	0%
MEAGEN GARDNER	10,000	*	0	0%
ZACHARY SKOGEN	10,000	*	0	0%
RONALD SHUCK	10,000	*	0	0%
MARILYN MEYERS	10,000	*	0	0%
NATHAN DEASON	10,000	*	0	0%
JOSH BOENDER	30,000	*	0	0%
DANIEL HOUSE	10,000	*	0	0%
RYAN SAMPLE	10,000	*	0	0%
ALFREDO LOZANO	10,000	*	0	0%
SCOTT JOHNSON	10,000	*	0	0%
JAMMIN FRAGA	10,000	*	0	0%
TRAVIS MEYERS	10,000	*	0	0%
JEREMY WELCH	10,000	*	0	0%
SARAH MEYERS	10,000	*	0	0%
ROBERT ROPPO	10,000	*	0	0%
FREYJA TOUCHETTE	10,000	*	0	0%
JUSTIN TOUCHETTE	10,000	*	0	0%
CHRISTOPHER BATTLIANA	10,000	*	0	0%
MATHEW MEYERS	10,000	*	0	0%
ALEX CLEANTHOUS	10,000	*	0	0%
JOSEPH ALU	10,000	*	0	0%
LYNNEA DEGRAVES	10,000	*	0	0%
MICHAEL MEYERS	10,000	*	0	0%
NIC TOMEI	10,000	*	0	0%
JOSEPH LORD	10,000	*	0	0%
WILLIAM FOURT	10,000	*	0	0%
MATTHEW MORELLO	180,000	2.65%	170,000	1.93%
MARSHALL MOUGINE	180,000	2.65%	170,000	1.93%
ANDREW HICKS	10,000	*	0	0%
JAMES CASSIDY	100,000	*	0	0%
JAMES MCKILLOP	100,000	*	0	0%
DAVID L. MEYERS	10,000	*	0	0%

*Less than 1%.

(1) Based on 6,799,600 shares outstanding as of the date of this prospectus.

(2) Assumes sale of all 2,780,000 Shares offered in the aggregate by the Company and the Selling Shareholders in the offering, and a total of 8,799,600 shares outstanding following the offering.

28

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 6,799,600 shares of common stock outstanding of which 5,000,000 shares are owned by officers and directors of the Company. There will be a total of 8,799,600 shares outstanding if the maximum number of Shares offered herein is sold, of which 5,000,000 would be owned by officers and directors of the Company.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company’s securities.

However, at present, due to the Company’s previous status as a shell company, shareholders cannot currently rely upon Rule 144 for resales of the Company’s securities (pursuant to Rule 144(i)).

Rule 144 establishes specific criteria for determining whether a person is not engaged in a distribution of securities. Among other things, Rule 144 creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities. If a purchaser of securities is unable to rely upon Rule 144 to sell securities (due to Rule 144(i)), then the securities must be registered or another exemption from registration must be found in order for the distribution of securities to be made. In the event that the securities are not registered or another exemption is not found, a purchaser of securities cannot sell or transfer the shares of common stock in the Company since the Company does not meet the requirements of Rule 144(i)(2).

Pursuant to Rule 144(i), reliance upon Rule 144 is typically available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company (or an issuer that has been at any time previously a reporting or non-reporting shell company) only if the following conditions are met:

●	The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

●	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

●	The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 100,000 shares of common stock of the Company.

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through Ruby Island Acquisition Corporation. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Ruby Island Acquisition Corporation prior to its change of control.

EXPERTS

KCCW Accountancy Corp., an independent registered public accounting firm, has audited the balance sheet of A La Carte Charts Inc. (formerly known as Ruby Island Acquisition Corporation) as of December 31, 2016 and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the period from April 4, 2016 (inception) through December 31, 2016. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of April 17, 2017, given their authority as experts in accounting and auditing.

29

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

30

A La Carte Charts Corporation

Financial Statements for the year ended December 31, 2016

Financial Statements for the Quarterly ended March 31, 2017

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

A La Carte Charts Corporation

We have audited the balance sheet of A La Carte Charts Corporation (formerly known as Ruby Island Acquisition Corporation, the "Company") as of December 31, 2016, and the related statements of operations, stockholders' equity (deficit), and cash flows from April 4, 2016 (Inception Date) to December 31, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016, and the results of its operations and its cash flows from April 4, 2016 (Inception Date) to December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced liquidity issues, including a working capital deficit. The Company has not generated sufficient cash flow to repay its current and future obligations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Further information and management's plans in regard to this uncertainty are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KCCW Accountancy Corp.

Alhambra, California

April 17, 2017

F-2

A La Carte Charts Corporation

(Formerly known as Ruby Island Acquisition Corporation)

Balance Sheet

December 31,
2016
ASSETS

Current Assets
Cash and cash equivalents	$1,468
Total Current Assets	1,468

Total Assets	$1,468

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accrued liabilities	$5,000
Payable to related party	600
Total Current Liabilities	5,600

Total Liabilities	5,600

Commitments and Contingencies (Note 5)

Stockholders' Equity (Deficit)
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none outstanding at December 31, 2016	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 6,799,600 shares issued and outstanding at December 31, 2016	680
Discount on common stock	(520)
Additional paid in capital	8,868
Deficit accumulated during development stage	(13,160)
Total Stockholders' Deficit	(4,132)

Total Liabilities and Stockholders' Equity	$1,468

The accompanying notes are an integral part of these financial statements.

F-3

A La Carte Charts Corporation

(Formerly known as Ruby Island Acquisition Corporation)

Statement of Operations

For the period from April 4, 2016 (Inception) to December 31, 2016

Revenue	$-

Cost of Revenue	-

Gross Profit	-

Operating Expenses
General and administrative	13,160
Total Operating Expenses	13,160

Operating Loss From Operations	(13,160)

Other Income (Expenses)	-

Loss From Operations Before Income Tax	(13,160)

Provision For Income Tax	-

Net Loss	$(13,160)

Basic and Diluted Net Loss Per Share	$(0.00)

Weighted Average Number of Shares Outstanding	19,050,290

The accompanying notes are an integral part of these financial statements.

F-4

A La Carte Charts Corporation

(Formerly known as Ruby Island Acquisition Corporation)

Statement of Changes in Stockholders' Equity (Deficit)

	Common Shares		Discount on Common	Additional Paid-in	Accumulated
	Number	Par Value	Stock	Capital	Deficit	Total
Balance - April 4, 2016 (inception)	-	$-	$-	$-	$-	$-
Issuance of shares to founders	20,000,000	2,000	(2,000)	-	-	-
Capital contribution in settlement of obligations	-	-	-	1,312	-	1,312
Redemption of shares	(19,800,000)	(1,980)	1,980	-	-	-
Issuance of shares as a result of change in control	5,000,000	500	(500)	-	-	-
Issuance of shares for cash	920,000	92	-	828	-	920
Issuance of shares for settlement of licensing fees	679,600	68	-	6,728	-	6,796
Net loss	-	-	-	-	(13,160)	(13,160)
Balance - December 31, 2016	6,799,600	$680	$(520)	$8,868	$(13,160)	$(4,132)

The accompanying notes are an integral part of these financial statements.

F-5

A La Carte Charts Corporation

(Formerly known as Ruby Island Acquisition Corporation)

Statement of Cash Flows

For the period from April 4, 2016 (Inception) to December 31, 2016

Cash Flows from Operating Activities
Net loss	$(13,160)
Adjustment to reconcile net loss to net cash used in operating activities:
Expenses paid by stockholder as contributed capital	1,312
Licensing fees paid by issuance of common shares	6,796
Changes in operating assets and liabilities
Accrued liabilities	5,000
Net Cash Used in Operating Activities	(52)

Cash Flows from Financing Activities
Net cash proceeds from related party	600
Cash proceeds from sale of common shares	920
Net Cash Provided by Financing Activities	1,520

Net Increase in Cash and Cash Equivalents	1,468

Cash and Cash Equivalents, Beginning of the Period	-

Cash and Cash Equivalents, End of the Period	$1,468

Supplemental Disclosures of Cash Flow Information
Cash paid for income taxes	$-
Cash paid for interest	$-

Supplemental Disclosures of Non-Cash Investing and Financing Activities
Common stock issued to founders with no consideration	$20
Common stock issued to officer with no consideration	$500

The accompanying notes are an integral part of these financial statements.

F-6

A La Carte Charts Corporation

(Formerly known as Ruby Island Acquisition Corporation)

Notes to Financial Statements

December 31, 2016

NOTE 1 – NATURE OF OPERATIONS AND GOING CONCERN

As used herein and except as otherwise noted, the term “Company”, “it(s)”, “our”, “us”, “we” and “A La Carte” shall mean A La Carte Charts Corporation, a Delaware corporation.

A La Carte Charts Corporation, formerly known as Ruby Island Acquisition Corporation, incorporated on April 4, 2016 under the laws of the state of Delaware, A La Carte Charts Corporation (the "Company" or "ALCC"), a United States-based startup web and mobile application company designed to deliver informative products to the common investor in today's global markets and offer investors and traders a sophisticated, trustworthy, and individualized way to get actionable daily information for the burgeoning self-directed market. In May 2016, the Company filed a registration statement with the Securities and Exchange Commission on Form 10 by which it became a public reporting company. The main products of the Company are its daily “charts,” delivered through 12 state-of-the-art apps. Apps will each revolve around a specific trading strategy or market trend, such as the Head and Shoulders App, Bullish Wedge App, Commodities in Contango App, and Ascending Triangles App, among others. Through nuts-and-bolts data on market trends and sound real-world advice, subscribers find practical information they can use in their trading and investing.

On December 13, 2016, the Company implemented a change of control by redeeming shares of existing shareholders, issuing shares to new shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Ruby Island Acquisition Corporation to A La Carte Charts Corporation.

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet generated any revenue and has sustained operating losses since April 4, 2016 (Inception Date) to date and allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary financing to continue operations, and the attainment of profitable operations. The Company incurred a net loss of $13,160 from Inception Date to the year ended December 31, 2016, used net cash in operating activities of $52, has a working capital deficit of $4,132, and has an accumulated deficit of $13,160 as of December 31, 2016. These factors, among others raise a substantial doubt regarding the Company’s ability to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying financial statements do not include any adjustments to reflect the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-7

A La Carte Charts Corporation

(Formerly known as Ruby Island Acquisition Corporation)

Notes to Financial Statements

December 31, 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are the representation of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts and factored receivables, valuation of long-lived assets, accrued liabilities, note payable and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company had a cash balance of $1,468 as of December 31, 2016.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company does not have the cash balances in excess of the Federal Deposit Insurance Corporation limit at December 31, 2016.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

F-8

A La Carte Charts Corporation

(Formerly known as Ruby Island Acquisition Corporation)

Notes to Financial Statements

December 31, 2016

The Company follows the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Earnings (Loss) Per Common Share

The Company computes net earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible note and preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At December 31, 2016, there were no convertible notes, options or warrants available for conversion that if exercised, may dilute future earnings per share.

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

F-9

A La Carte Charts Corporation

(Formerly known as Ruby Island Acquisition Corporation)

Notes to Financial Statements

December 31, 2016

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accrued liabilities and payable to related party. Pursuant to ASC 820, “Fair Value Measurements and Disclosures” and ASC 825, “Financial Instruments”, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Recent Accounting Pronouncements

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash” (“ASU 2016-18”). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company is currently evaluating the impact of adopting ASU 2016-18 noting it will only impact the Company to the extent it has restricted cash in the future.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently in the process of evaluating the impact of ASU 2016-15 on its financial statements.

F-10

A La Carte Charts Corporation

(Formerly known as Ruby Island Acquisition Corporation)

Notes to Financial Statements

December 31, 2016

In June 2016, the FASB issued Accounting Standards Update ("ASU") 2016-13, "Financial Instruments - Credit Losses (Topic 326)." The new standard amends guidance on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. This ASU is effective for financial statements issued for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

In 2015, the FASB issued ASU No. 2015-17, “Income Taxes” (Topic 740): Balance Sheet Classification of Deferred Taxes, which requires all deferred tax assets and liabilities to be classified as noncurrent in a classified balance sheet. Current US GAAP requires an entity to separate deferred tax assets and liabilities into current and noncurrent amounts in a classified balance sheet. For public entities, ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, ASU 2015-17 is effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018, and may be applied either prospectively or retrospectively, with early application permitted for financial statements that have not been previously issued. The Company has not yet determined the effect of the adoption of this standard on the Company’s financial position and results of operations.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. This standard is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, U.S. GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. We are currently evaluating the impact of this accounting standard.

F-11

A La Carte Charts Corporation

(Formerly known as Ruby Island Acquisition Corporation)

Notes to Financial Statements

December 31, 2016

NOTE 3 – ACCRUED LIABILITIES

The Company had accrued professional fees of $5,000 payable towards professional services to an unrelated party at December 31, 2016.

NOTE 4 – PAYABLE TO RELATED PARTY

Payable to related party amounted to $600 consist of fees paid by a shareholder on behalf of the Company as of December 31, 2016. Fees payable to related party are non-interest bearing, unsecured and due on demand as of December 31, 2016.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Legal Costs and Contingencies

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received.

If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss. If the Company has the potential to recover a portion of the estimated loss from a third party, the Company makes a separate assessment of recoverability and reduces the estimated loss if recovery is also deemed probable.

NOTE 6 – STOCKHOLDERS’ EQUITY

The Company’s capitalization at December 31, 2016 was 100,000,000 authorized common shares with a par value of $0.0001 per share, and 20,000,000 authorized preferred shares with a par value of $0.0001 per share.

Common Stock

On April 4, 2016, the Company issued 20,000,000 shares of its common stock, at par value of $0.0001 per share, to two directors and officers at a discount of $2,000.

On December 13, 2016, the Company effectuated a change in control and redeemed 19,800,000 shares of its then outstanding 20,000,000 shares of common stock upon the resignation of two officers and directors. On December 14, 2016, the Company issued 5,000,000 shares of its common stock at par value, at a discount of $500, pursuant to Section 4(2) of the Securities Act of 1933 to David Meyers, the Company’s Chief Executive Officer, the sole officer and director.

The former officers and directors of the Company contributed as additional paid in capital in settlement of Company’s expenses of $1,312 as of December 31, 2016.

F-12

A La Carte Charts Corporation

(Formerly known as Ruby Island Acquisition Corporation)

Notes to Financial Statements

December 31, 2016

On December 19, 2016, the Company sold 920,000 shares of its common stock to the friends and family (“Investors”) at $0.01 per share and raised $920.00. All the stock certificates issued to the Investors have been affixed with an appropriate legend restricting sales and transfers. Therefore, based on the foregoing, the Company has issued the shares in reliance upon the exemptions from registration provided by Section 4a (2) of the Securities Act of 1933.

On December 28, 2016, the Company entered into a contract with two professional athletes and issued to each of them, 339,800 shares of common stock representing 5% (five percent) of the total issued and outstanding shares of common stock, in exchange for granting the Company license to use their name and likeness in association with the promotional use of the Company’s business activities and marketing of its products. The Company has issued to these two athletes a total of 679,600 shares of common stock at $6,796, or $0.01 per share on the date of issuance.

As a result of all common stock issuances, the total issued and outstanding shares of common stock at December 31, 2016 were 6,799,600.

Preferred stock

The Company is authorized to issue 20,000,000 shares of preferred stock. At December 31, 2016, the Company had no shares of preferred stock issued or outstanding.

NOTE 7 - INCOME TAX

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate of 34% and 8.7% state income tax rate for Delaware for the year ended December 31, 2016 to the income taxes reflected in the Statements of Operations:

For the year ended December 31, 2016
Tax expense at statutory rate - federal	(34.00)%
State tax expense, net of federal benefit	(5.74)%
Valuation allowance	39.74%
Tax expense at actual rate	-

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2016 are as follows:

For the year ended December 31, 2016
Deferred tax assets and liabilities:
Net operating loss carry forward	$5,230
Valuation allowance	(5,230)
Net deferred tax asset	$-

Deferred income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

F-13

A La Carte Charts Corporation

(Formerly known as Ruby Island Acquisition Corporation)

Notes to Financial Statements

December 31, 2016

At December 31, 2016, the Company had net operating loss carry-forwards of approximately $13,160 resulting in deferred tax assets recorded of $5,230, which begin to expire in 2034. The Company has recorded a 100% valuation allowance on the deferred tax assets due to the uncertainty of its realization. The net change in the valuation allowance for the year ended December 31, 2016 was an increase of $5,230.

In the normal course of business, the Company’s income tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax and interest assessment by these taxing authorities. Accordingly, the Company believes that it is more likely than not that it will realize the benefits of tax positions it has taken in its tax returns or for the amount of any tax benefit that exceeds the cumulative probability threshold in accordance with FASB ASC 740-10-15. Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the company’s financial position. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. As of December 31, 2016, tax year 2016 remains open for IRS audit. The Company has received no notice of audit from the Internal Revenue Service for any of the open tax years.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 17, 2017, the date the financial statements were available to be issued, noting no items that would impact the accounting for events or transactions in the current period or require additional disclosure.

F-14

A LA CARTE CHARTS CORPORATION

Condensed Balance Sheets

	March 31, 2017	December 31, 2016
ASSETS	(Unaudited)

Current Assets
Cash and cash equivalents	$3,254	$1,468

Total Current Assets	3,254	1,468

Security deposits	4,017	-
Deferred cost	7,788	-
Total Assets	$15,059	$1,468

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accrued liabilities	$2,000	$5,000
Payable to related party	79,600	600
Total Current Liabilities	81,600	5,600

Total Liabilities	81,600	5,600

Commitments and Contingencies (Note 6)

Stockholders' Deficit
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none outstanding at March 31,2017 and December 31, 2016, respectively	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 6,799,600 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	680	680
Discount on common stock	(520)	(520)
Additional paid in capital	8,868	8,868
Accumulated deficit	(75,569)	(13,160)
Total Stockholders' Deficit	(66,541)	(4,132)

Total Liabilities and Stockholders' Deficit	$15,059	$1,468

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-15

A LA CARTE CHARTS CORPORATION

Condensed Statement of Operations

(Unaudited)

For the Three Months ended March 31,
2017

Revenue	$-

Cost of Revenue	-

Gross Profit	-

Operating Expenses
General and administrative	62,409
Total Operating Expenses	62,409

Loss From Operations Before Income Tax	(62,409)

Provision For Income Tax	-

Net Loss	$(62,409)

Basic and Diluted Net Loss Per Share	$(0.01)

Weighted Average Number of Shares Outstanding	6,799,600

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-16

A LA CARTE CHARTS CORPORATION

Condensed Statement of Cash Flows

(Unaudited)

For the Three Months ended March 31, 2017

Cash Flows from Operating Activities
Net loss	$(62,409)
Adjustment to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities
Security deposits	(4,017)
Accrued liabilities	(3,000)

Net Cash Used in Operating Activities	(69,426)

Cash Flows from Investing Activities
Payment advanced for leasehold improvements	(7,788)
Net Cash Used in Investing Activities	(7,788)

Cash Flows from Financing Activities
Cash proceeds from due to related party	79,000
Net Cash Provided by Financing Activities	79,000

Net Increase in Cash and Cash Equivalents	1,786

Cash and Cash Equivalents, Beginning of the Period	1,468

Cash and Cash Equivalents, End of the Period	$3,254

Supplemental Disclosures of Cash Flow Information
Cash paid for income taxes	$-
Cash paid for interest	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-17

A LA CARTE CHARTS CORPORATION

Notes to Condensed Financial Statements

March 31, 2017

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS, BASIS OF PRESENTATION AND GOING CONCERN

As used herein and except as otherwise noted, the term “Company”, “it(s)”, “our”, “us”, “we”, “ALCC” and “A La Carte” shall mean A La Carte Charts Corporation, a Delaware corporation.

A La Carte Charts Corporation, formerly known as Ruby Island Acquisition Corporation, was incorporated on April 4, 2016 under the laws of the state of Delaware. A La Carte Charts, a United States-based startup web and mobile application company was designed to deliver informative products to the common investor in today's global markets and offer investors and traders a sophisticated, trustworthy, and individualized way to get actionable daily information for the burgeoning self-directed market. In May 2016, the Company filed a registration statement with the Securities and Exchange Commission on Form 10 by which it became a public reporting company. The main products of the Company are its daily “charts,” delivered through 12 state-of-the-art apps. Apps will each revolve around a specific trading strategy or market trend, such as the Head and Shoulders App, Bullish Wedge App, Commodities in Contango App, and Ascending Triangles App, among others. Through nuts-and-bolts data on market trends and sound real-world advice, subscribers find practical information they can use in their trading and investing.

On December 13, 2016, the Company implemented a change of control by redeeming shares of existing shareholders, issuing shares to new shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Ruby Island Acquisition Corporation to A La Carte Charts Corporation.

Basis of Presentation

The accompanying interim condensed financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments necessary to present fairly the financial position at March 31, 2017, and the results of operations and cash flows for the three months ended March 31, 2017. The balance sheet as of December 31, 2016 is derived from the Company’s audited financial statements.

Certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although management of the Company believes that the disclosures contained in these interim condensed financial statements are adequate to make the information presented therein not misleading. For further information, refer to the financial statements and the notes thereto contained in the Company’s 2016 Annual Report filed with the Securities and Exchange Commission on Form 10-K on April 17, 2017.

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet generated any revenue and has sustained operating losses since April 4, 2016 (Inception Date) to date and allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary financing to continue operations, and the attainment of profitable operations. The Company incurred a net loss of $62,409 from January 1, 2017 to March 31, 2017, used net cash in operating activities of $69,426, has a working capital deficit of $78,346, and has an accumulated deficit of $75,569 as of March 31, 2017. These factors, among others raise a substantial doubt regarding the Company’s ability to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying financial statements do not include any adjustments to reflect the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are the representation of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts and factored receivables, valuation of long-lived assets, accrued liabilities, note payable and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

F-18

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company had a cash balance of $3,254 and $1,468 as of March 31, 2017 and December 31, 2016, respectively.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company does not have the cash balances in excess of Federal Deposit Insurance Corporation limit at March 31, 2017 and December 31, 2016, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company follows the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying condensed balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Earnings (Loss) Per Common Share

The Company computes net earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible note and preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At March 31, 2017 and December 31, 2016, there were no convertible notes, options or warrants available for conversion that if exercised, may dilute future earnings per share.

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

F-19

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, prepaid deposits, accrued liabilities and payable to related party. Pursuant to ASC 820, “Fair Value Measurements and Disclosures” and ASC 825, “Financial Instruments”, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Recent Accounting Pronouncements

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash” (“ASU 2016-18”). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company is currently evaluating the impact of adopting ASU 2016-18 noting it will only impact the Company to the extent it has restricted cash in the future.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently in the process of evaluating the impact of ASU 2016-15 on its financial statements.

In June 2016, the FASB issued Accounting Standards Update ("ASU") 2016-13, "Financial Instruments - Credit Losses (Topic 326)." The new standard amends guidance on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. This ASU is effective for financial statements issued for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

In 2015, the FASB issued ASU No. 2015-17, “Income Taxes” (Topic 740): Balance Sheet Classification of Deferred Taxes, which requires all deferred tax assets and liabilities to be classified as noncurrent in a classified balance sheet. Current US GAAP requires an entity to separate deferred tax assets and liabilities into current and noncurrent amounts in a classified balance sheet. For public entities, ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, ASU 2015-17 is effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018, and may be applied either prospectively or retrospectively, with early application permitted for financial statements that have not been previously issued. The Company has not yet determined the effect of the adoption of this standard on the Company’s financial position and results of operations.

F-20

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. This standard is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, U.S. GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. Management believes that the impact of this ASU to the Company’s financial statements would be insignificant.

NOTE 3 – DEFERRED COST

On March 23, 2017, the Company paid $7,788 as an advance payment towards lease improvements for its new office facility (Note 6). The Company leases the new office facility starting April 1, 2017. The Company recorded the advance payment for leasehold improvements as deferred cost as of March 31, 2017.

 NOTE 4 – ACCRUED LIABILITIES

The Company had accrued professional fees of $2,000 and $5,000 at March 31, 2017 and December 31, 2016, respectively.

NOTE 5 – PAYABLE TO RELATED PARTY

Payable to related party amounted to $79,600 and $600 at March 31, 2017 and December 31, 2016, respectively, consists of funds advanced to the Company by its President for the its working capital needs. Funds advanced to the Company by the President are non-interest bearing, unsecured and due on demand at March 31, 2017 and December 31, 2016.

NOTE 6 – COMMITMENTS  AND CONTINGENCIES

On February 13, 2017, the Company executed a non-cancellable triple-net operating lease of approximately 2,101 square feet for its principal office with the lease commencing on April 1, 2017 for a three (3) years term. The Company paid a security deposit of $4,017 on March 7, 2017 upon execution of the lease. The lease required the Company to pay to landlord monthly operating expenses including but not limited to property taxes, insurance and maintenance of the property. Such operating expenses will not exceed 5% of annual rent. Future minimum lease commitments of the Company are as follows:

Amount
For the years ending December 31,
2017	$14,182
2018	19,334
2019	19,903
2020	3,388
Total	$56,807

The Company recorded the rent expense of $0 for the three months ended March 31, 2017.

Legal Costs and Contingencies

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received.

If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss. If the Company has the potential to recover a portion of the estimated loss from a third party, the Company makes a separate assessment of recoverability and reduces the estimated loss if recovery is also deemed probable.

F-21

NOTE 7 – STOCKHOLDERS’ EQUITY

The Company’s capitalization at March 31, 2017 was 100,000,000 authorized common shares with a par value of $0.0001 per share, and 20,000,000 authorized preferred shares with a par value of $0.0001 per share.

Common Stock

On April 4, 2016, the Company issued 20,000,000 shares of its common stock, at par value of $0.0001 per share, to two directors and officers at a discount of $2,000.

On December 13, 2016, the Company effectuated a change in control and redeemed 19,800,000 shares of its then outstanding 20,000,000 shares of common stock upon the resignation of two officers and directors. On December 14, 2016, the Company issued 5,000,000 shares of its common stock at par value, at a discount of $500, pursuant to Section 4(2) of the Securities Act of 1933 to David Meyers, the Company’s Chief Executive Officer, the sole officer and director.

The former officers and directors of the Company contributed as additional paid in capital in settlement of Company’s expenses of $1,312 as of December 31, 2016.

On December 19, 2016, the Company sold 920,000 shares of its common stock to the friends and family (“Investors”) at $0.01 per share and raised $920.00. All the stock certificates issued to the Investors have been affixed with an appropriate legend restricting sales and transfers. Therefore, based on the foregoing, the Company has issued the shares in reliance upon the exemptions from registration provided by Section 4a (2) of the Securities Act of 1933.

On December 28, 2016, the Company entered into a contract with two professional athletes and issued to each of them, 339,800 shares of common stock representing 5% (five percent) of the total issued and outstanding shares of common stock, in exchange for granting the Company license to use their name and likeness in association with the promotional use of the Company’s business activities and marketing of its products. The Company has issued to these two athletes a total of 679,600 shares of common stock at their fair value of $6,796 on the date of issuance.

As a result of all common stock issuances, the total issued and outstanding shares of common stock at March 31, 2017 and December 31, 2016 were 6,799,600.

Preferred stock

The Company is authorized to issue 20,000,000 shares of preferred stock. The Company had no shares of preferred stock issued or outstanding at March 31, 2017 and December 31, 2016, respectively.

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 15, 2017, the date the financial statements were available to be issued, noting no items that would impact the accounting for events or transactions in the current period or require additional disclosure.

F-22

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fee	$
Legal fees	$

Item 14. Indemnification of Directors and Officers

The Company’s Certificate of Incorporation, By-Laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action. Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to exemptions from registration under Section 4(2) and/or Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.

No underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On April 4, 2016, the Company issued the following shares of its common stock:

James Cassidy	10,000,000
James McKillop	10,000,000

(2) Of these shares on December 13, 2016, an aggregate of 19,800,000 shares was redeemed pro rata at par resulting in 100,000 shares held by each of the named shareholders.

(3) As part of the Company’s Change in Control, On December 15, 2016, the Company issued 5,000,000 shares of its common stock to Mr. Meyers for services valued at PAR and were issued pursuant to the execution provided pursuant to Section 4(2) for an offering of securities not involving any public offering.

(4) From November 24, 2016 to December 19, 2016, the Company issued a total of 920,000 shares of its common stock at $0.001 per share pursuant to executed subscription agreements under a Regulation D offering. A total of $920.00 was received by the Company as aggregate consideration paid for these 920,000 shares issued at value of $0.001 per share. Details of the specific transactions is specified directly below:

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Name of Shareholder	Number of Shares	Aggregate Consideration for all Shares Purchased
TANNER TOBIN	50,000	$50.00
GEOFF HARTWAY	50,000	$50.00
JONATHAN PITTS	50,000	$50.00
THOMAS HILL	50,000	$50.00
MICHELE SHUCK	10,000	$10.00
KERI MEYERS	50,000	$50.00
MEAGEN GARDNER	10,000	$10.00
ZACHARY SKOGEN	10,000	$10.00
RONALD SHUCK	10,000	$10.00
MARILYN MEYERS	10,000	$10.00
NATHAN DEASON	10,000	$10.00
JOSH BOENDER	30,000	$30.00
DANIEL HOUSE	10,000	$10.00
RYAN SAMPLE	10,000	$10.00
ALFREDO LOZANO	10,000	$10.00
SCOTT JOHNSON	10,000	$10.00
JAMMIN FRAGA	10,000	$10.00
TRAVIS MEYERS	10,000	$10.00
JEREMY WELCH	10,000	$10.00
SARAH MEYERS	10,000	$10.00
ROBERT ROPPO	10,000	$10.00
FREYJA TOUCHETTE	10,000	$10.00
JUSTIN TOUCHETTE	10,000	$10.00
CHRISTOPHER BATTLIANA	10,000	$10.00
MATHEW MEYERS	10,000	$10.00
ALEX CLEANTHOUS	10,000	$10.00
JOSEPH ALU	10,000	$10.00
LYNNEA DEGRAVES	10,000	$10.00
MICHAEL MEYERS	10,000	$10.00
NIC TOMEI	10,000	$10.00
JOSEPH LORD	10,000	$10.00
WILLIAM FOURT	10,000	$10.00
MATTHEW MORELLO	180,000	$180.00
MARSHALL MOUGINE	180,000	$180.00
ANDREW HICKS	10,000	$10.00
DAVID L. MEYERS	10,000	$10.00
TOTAL:	920,000	$920.00

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(5) On December 28, 2016, in consideration for promotional services to be performed by the recipient party, a total of 339,800 shares of common stock were issued to one Richard Sherman.

(6) On December 28, 2016, in consideration for promotional services to be performed by the recipient party, a total of 339,800 shares of common stock were issued to one Branton Sherman.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission)

3.1	Certificate of Incorporation (exhibit to Form 10-12G filed May 2, 2016)
3.2	By-laws (exhibit to Form 10-12G filed May 2, 2016)
3.3	Sample stock certificate (exhibit to Form 10-12G filed May 2, 2016)
5.0*	Opinion of Counsel on legality of securities being registered
10.1	Promotion Contracts
10.2	Software Contract
23.1	Consent of Independent PCOAB public accounting firm.
23.2	Consent of Attorney (filed as part of Exhibit 5.0)

* To be filed by amendment

Item 17. Undertakings

 Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement;

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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iii. To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Undertaking Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Phoenix, Arizona on June 1, 2017.

A LA CARTE CHARTS, INC.

/s/ Meyers, David
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ David Meyers	Principal Executive Officer	June 1, 2017

/s/ David Meyers	Principal Financial Officer	June 1, 2017

/s/ David Meyers	Principal Accounting Officer	June 1, 2017

/s/ David Meyers	Director	June 1, 2017

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